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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 9, 2001
                                                          --------------



                             RENAL CARE GROUP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)




      Delaware                     0-27640                      62-1622383
   --------------              --------------              --------------------
   (State or other              (Commission                    (IRS Employer
   jurisdiction of              File Number)                Identification No.)
   incorporation)



           2100 West End Avenue, Suite 800, Nashville, Tennessee 37203
           -----------------------------------------------------------
         (Address, including zip code, of principal executive offices)

                                 (615) 345-5500
                                ----------------
              (Registrant's telephone number, including area code)



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Item 9.  Regulation FD Disclosure.

         On April 9, 2001, Renal Care Group, Inc. filed answers in the first two lawsuits filed against it stemming from the illnesses at one of its dialysis units in Youngstown, Ohio. Other defendants in these lawsuits include Dayton Water Systems and United States Filter Corporation. As previously announced, nineteen patients were hospitalized and one patient died shortly after becoming ill while receiving treatment on August 30, 2000 at a dialysis center operated by Renal Care Group in Youngstown, Ohio. One of the nineteen hospitalized patients also died some time later. As of the date of this report, five lawsuits have been filed arising out of the illnesses. Renal Care Group expects that additional suits may be filed in the future.

         The answers were filed on April 9, 2000 and generally deny the plaintiffs' claims and raise affirmative defenses. In addition, Renal Care Group has filed cross-claims against Dayton Water Systems and United States Filter Corporation seeking indemnification and contribution with respect to the plaintiffs' claims. In addition, Renal Care Group's cross-claims seek to recover Renal Care Group's independent damages resulting from the illnesses. Dayton Water Systems designed and installed the water system in the unit and maintained that water system until about July of 2000 when United States Filter Corporation acquired Dayton Water Systems' contracts and assumed water system maintenance responsibility in the unit. Renal Care Group expects to file substantially similar answers and cross-claims in other lawsuits brought in connection with the Youngstown illnesses.

         Management intends to defend all suits arising out of the Youngstown illnesses and to pursue Renal Care Group's claims against the water system vendors vigorously. As previously disclosed, Renal Care Group accrued an expense to cover its insurance deductible and other uninsured costs it expects to incur as a result of these illnesses. Renal Care Group continues to believe that this accrual and its insurance should be adequate to cover any other liabilities related to these illnesses.

         Certain of the statements contained in this current report on Form 8-K, particularly those concerning future suits and the adequacy of insurance, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed or implied by the forward-looking statements, including risks related to: the Youngstown litigation and its inherent uncertainties, the integration of acquired businesses; compliance with health care and other applicable laws; changes in the Medicare and Medicaid programs; payment reductions by private insurers, hospitals or managed care organizations; reductions in reimbursement for Epogen; increases in the price of Epogen or shortages of Epogen; competition; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation, Renal Care Group's annual report on Form 10-K for the year ended December 31, 2000.

         The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report


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that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RENAL CARE GROUP, INC.



                                    By: /s/ R. Dirk Allison
                                       -----------------------------------------
                                    Name:  R. Dirk Allison
                                         ---------------------------------------
                                    Title: Chief Financial Officer
                                          --------------------------------------

Date:  April 11, 2001